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                                                                    EXHIBIT 4.07


                          VERITAS SOFTWARE CORPORATION

                         REGISTRATION RIGHTS AGREEMENT


                                                                     Dated as of
                                                                 October 1, 1997


UBS Securities LLC
555 California Street, Suite 4650
San Francisco, CA  94104

Ladies and Gentlemen:

         VERITAS Software Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to UBS Securities LLC (the "Initial Purchaser") upon the terms set forth in a purchase agreement dated October 9, 1997 (the "Purchase Agreement") between the Initial Purchaser and the Company, its 5 1/4% Convertible Subordinated Notes due 2004. As an inducement to the Initial Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchaser thereunder, the Company agrees with the Initial Purchaser, (i) for the benefit of the Initial Purchaser and (ii) for the benefit of the Holders (as defined below) from time to time of the Registrable Securities (as defined below), including the Initial Purchaser, as follows:

         1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Purchase Agreement or the Offering Memorandum, dated October 10, 1997, in respect of the Securities. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "Affiliate" of any specified Person means any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" shall mean this Registration Rights Agreement as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" means the common stock, $0.001 par value, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture.





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         "DTC" means The Depository Trust Company.

         "Effectiveness Period" has the meaning set forth in Section 2(b) hereof.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Holder" shall mean any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

         "Indenture" shall mean the Indenture, dated as of October 1, 1997, between the Company and the Trustee thereunder, pursuant to which the Securities are being issued, as amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Issue Date" means October 14, 1997.

         "Liquidated Damages" has the meaning set forth in Section 2(c).

         "Managing Underwriters" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, as set forth in Section 6 hereof.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities.

         "Registration Default" has the meaning set forth in Section 2(c) hereof.

         "Registrable Security" shall mean any Restricted Security and any share of Common Stock issuable upon conversion thereof except any such Restricted Security or share of Common Stock which (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto), or (iii) has otherwise been transferred and a new Security or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with the Indenture.

         "Registration Default" has the meaning set forth in Section 2(c).




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         "Restricted Securities" shall mean Securities required pursuant to the
Indenture to bear the restrictive legend set forth in Section 3.4(d) of the Indenture.

         "Rule 144" shall mean Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

         "Rule 144A" shall mean Rule 144A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

         "Rule 415" shall mean Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

         "Rule 430A" shall mean Rule 430A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

         "Securities" shall mean the $100,000,000 aggregate principal amount of 5 1/4% Convertible Subordinated Notes due 2004 of the Company being issued pursuant to the Indenture (together with up to $15,000,000 aggregate principal amount of 5 1/4% Convertible Subordinated Notes due 2004 if, and to the extent, the Initial Purchaser's over-allotment option is exercised).

         "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

         "Shelf Registration Statement" means a shelf registration statement of the Company pursuant to the provisions of Section 2 hereof filed with the Commission, which covers some or all of the Registrable Securities, as applicable, on Form S-3 or other appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Special Counsel" means any special counsel to the Holders, determined as provided in Section 4 hereof.

         "Trust Indenture Act" has the meaning set forth in Section 1.1 of the Indenture.

         "Trustee" means the Trustee under the Indenture.





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         "underwriter" means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

         2.      SHELF REGISTRATION.

                 (a) The Company shall, within 120 calendar days following the Issue Date, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 180 calendar days after the Issue Date.

                 (b)      The Company shall use its reasonable efforts:

                          (i) Subject to Section 3(t), to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the later of (a) the Issue Date or (b) the last date of original issuance of the Securities or such shorter period that will terminate upon the earliest of the following: (A) when all the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (B) when all shares of Common Stock issued upon conversion of any such Securities that had not been sold pursuant to the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and (C) when there shall cease to be outstanding Registrable Securities (in any such case, such period being called the "Effectiveness Period"); and

                          (ii)    After the effectiveness of the Shelf
                 Registration Statement, promptly upon the request of any Holder, to take any action reasonably necessary to register the sale of any Registrable Securities of such Holder and to identify such Holder as a selling securityholder.

The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any such Registrable Securities during that period, unless (i) such action is required by applicable law, (ii) the continued effectiveness of the Shelf Registration Statement would require the Company to disclose a material financing, acquisition or other corporate transaction, and the Board of Directors shall have determined in good faith that such disclosure is not in the best interests of the Company and the holders of its outstanding Common Stock, or (iii) the Board of Directors shall have determined in good faith that there is a valid business purpose or reason for such suspension, and (x), in the case of clause (i) above, the Company thereafter promptly complies with the requirements of paragraph 3(i) below and (y) the Company complies with its obligations, if any, to pay Liquidated Damages (as defined below).





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                          (c)     (1)      If (i) on or prior to 120 days
         following the Issue Date a Shelf Registration Statement has not been filed with the Commission or (ii) on or prior to the 180th day following the Issue Date, such Shelf Registration Statement is not declared effective (each, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Restricted Securities from and including the date following such Registration Default until such time as such Shelf Registration Statement is filed or such Shelf Registration Statement is declared effective, as the case may be. Liquidated Damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date under the Indenture following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that Shelf Registration Statement ceases to be effective for more than 90 days or the Company suspends the use of the prospectus which is a part thereof for more than 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by Restricted Securities will increase by an additional one-half of one percent (0.50%) per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective or the Company suspends the use of the prospectus which is a part thereof, as the case may be, until the earlier of such time as
         (i) the Shelf Registration Statement again becomes effective, (ii) the use of the related prospectus ceases to be suspended or (iii) the Effectiveness Period expires. Following the cure of all Registration Defaults relating to any Restricted Securities, the accrual of Liquidated Damages with respect to such Restricted Securities will cease (without in any way limiting the effect of any subsequent Registration Default). In no event shall the Company be required to pay Liquidated Damages in excess of the applicable maximum amount of one-half of one percent (0.50%) set forth above, regardless of whether one or multiple Registration Defaults exist.

                          (2)     Liquidated Damages on the Restricted
Securities shall be paid by the Company to the holders of record of such Restricted Securities on each Interest Payment Date (as defined in the Indenture) in the same manner as for interest on such Restricted Securities as provided in the form of Securities set forth in Section 2.2 of the Indenture.

                          (3)     All of the Company's obligations set forth in
this Section 2(c) which are unsatisfied to any extent with respect to any Restricted Security at the time such security ceases to be a Restricted Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding the earlier termination of this Agreement).

                          (4)     Any payments due and payable pursuant to this
Section 2(c) shall be subordinated to Senior Indebtedness (as defined in the Indenture) to the extent and in the manner set forth in the Indenture.

                          (5)     The parties hereto agree that the Liquidated
Damages provided for in this Section 2(c) constitute a reasonable estimate of the damages that may be incurred by





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holders of record of Restricted Securities (other than the Initial Purchaser)
by reason of the failure of the Shelf Registration Statement to be filed or declared effective or unavailable (absolutely or as a practical matter) for effecting resales of Restricted Securities, as the case may be, in accordance with the provisions hereof. The Trustee under the Indenture shall be entitled, on behalf of the holders of Restricted Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages. Notwithstanding the foregoing, the parties agree that the sole contractual damages payable for a violation of the terms of this Agreement with respect to which Liquidated Damages are expressly provided shall be such Liquidated Damages. Nothing shall preclude a holder of Restricted Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         3. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

                 (a) The Company shall furnish to the Special Counsel and Holders (if requested), prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Special Counsel and Holders reasonably may propose.

                 (b) The Company shall take such reasonable action as may be necessary so that from and after the effective date of the Shelf Registration Statement (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case subject to Section 3(t).

                 (c)      (1)     The Company shall advise the Initial
         Purchaser and, in the case of clause (i), the Holders and, if requested by the Initial Purchaser or any such Holder, confirm such advice in writing:

                                  (i)      when a Shelf Registration Statement
                          and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post effective amendment thereto has become effective; and





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                                  (ii)     of any request by the Commission for
                          amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information.

                          (2) The Company shall advise the Holders and, if requested by any such Holder, confirm such advice in writing of:

                                  (i)      the issuance by the Commission of
                          any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                                  (ii)     the receipt by the Company of any
                          notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                                  (iii)    the happening of any event that
                          requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

                 (d) The Company shall use its reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any Shelf Registration Statement at the earliest possible time.

                 (e) The Company shall furnish to the Special Counsel and each Holder (if requested) with respect to a Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all reports, other documents and exhibits (including those incorporated by reference).

                 (f) The Company shall, during the Effectiveness Period, deliver to each Holder with respect to a Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request, and the Company consents (except during the continuance of any event described in Section 3(c)(2)(iii)) to the use of the Prospectus or any amendment or supplement thereto by each of the Holders in connection with the offering and sale of the Registrable





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         Securities covered by the Prospectus or any amendment or supplement thereto during the Effectiveness Period.

                 (g) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Company shall register or qualify or cooperate with the Special Counsel and Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; provided, however, that in no event shall the Company be obligated to
         (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(g), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any jurisdiction if it is not so subject.

                 (h) Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as Holders may request in connection with the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                 (i) Upon the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above, and subject to Section 3(t), the Company shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of the occurrence of any event contemplated by paragraph 3(c)(2)(iii) above or Section 3(t), the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

                 (j) Not later than the effective date of any Shelf Registration Statement hereunder, the Company shall provide a CUSIP number for the Securities registered under such Shelf Registration Statement.

                 (k) The Company shall use its reasonable efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to their securityholders or otherwise provide in accordance with Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.





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                 (l)      The Company shall cause the Indenture and the
         Securities to be qualified under the Trust Indenture Act in a timely manner; and in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute and use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                 (m) The Company may require each Holder with respect to a Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of Registrable Securities held by such Holder as may be required by applicable law or regulation for inclusion in such Shelf Registration Statement (including, without limitation, the information required by Item 507 of Regulation S-K of the Securities Act), and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request unless, and until such time as, such information is furnished by such Holder.

                 (n) The Company shall enter into such customary agreements (including underwriting agreements in customary form) to take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into pursuant to an underwritten offering in accordance with the provisions of Section 6, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 (or such other provisions and procedures acceptable to the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 5.

                 (o) The Company shall make reasonably available for inspection by one representative of the Holders designated in writing by the Holders of a majority of the Registrable Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such





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         information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement.

                 (p) The Company shall cause the Company's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or
         (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement.

                 (q) The Company will use its reasonable efforts to cause the Common Stock issuable upon conversion of the Securities to be admitted for quotation on the Nasdaq National Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any Shelf Registration Statement hereunder.

                 (r) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) such Rules or By-Laws, including Schedule E thereto, shall so require, engaging a "qualified independent underwriter" (as defined in Schedule E) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities and to exercise usual standards of due diligence in respect thereto, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD.





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                 (s)      The Company shall use its reasonable efforts to take
         all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

                 (t) Notwithstanding any provision of this Section 3 to the contrary, the Company shall not be required to amend or supplement the Shelf Registration Statement or the related Prospectus pursuant to the requirements of Sections 3(b), 3(c), 3(i) or 3(s) hereof if (i) such amendment or supplement would require the Company to disclose a material financing, acquisition or corporate transaction or development and the Board of Directors shall have determined that such disclosure is not in the best interests of the Company and the holders of its outstanding Common Stock or (ii) the Board of Directors shall have determined in good faith that there is a valid business purpose or reason for suspending the use of the Prospectus included in such Shelf Registration Statement in accordance with Section 3(i) hereof instead of making such amendment or supplement, provided, that, in each such case the Company complies with its obligations, if any, to pay Liquidated Damages. If the Company notifies the Holders of the occurrence of any event contemplated by paragraph 3(c)(2)(iii) or this
         Section 3(t), the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

                 (u) The Company shall file, within five Business Days of the receipt from any Holder that includes such information regarding the distribution of such Holder's Registrable Securities with respect to such Holder as is required by law to be disclosed in the applicable Registration Statement (the "Requisite Information"), a Prospectus supplement pursuant to Rule 424 to amend or supplement such Registration Statement to include in the Registration Statement the Requisite Information as to such Holder (and the Registrable Securities held by such Holder), and the Company shall provide such Holder and the Special Counsel within five Business Days of such notice with a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Registrable Securities. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell such Registrable Securities pursuant to the Shelf Registration Statement unless such Holder has furnished the Company with the Requisite Information.

         4.      REGISTRATION EXPENSES.  Except as otherwise provided in
Section 6, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall bear or reimburse the Holders for the reasonable fees and disbursements of a Special Counsel designated by the Company. For purposes of this Agreement, the Company initially appoints Wilson Sonsini Goodrich & Rosati, P.C. as Special Counsel; provided, that, the Holders of a majority of the Registrable Securities covered by the Shelf Registration Statement have the right pursuant to this Agreement to substitute another firm of counsel as Special Counsel under this Agreement.

         5. INDEMNIFICATION AND CONTRIBUTION. (a) In connection with any Shelf Registration Statement, the Company shall indemnify and hold harmless each Holder, the Initial Purchaser, each underwriter who participates in an offering of Registrable Securities, each person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees, trustees and agents, as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, including any amounts paid in settlement of any investigation, litigation, proceeding or claim, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) covering Registrable Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, the Company shall not be liable under this clause (i) for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld; and
         (ii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by the Holders, such Holder or any underwriter (except to the extent otherwise expressly provided in Section 5(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) of this Section 5(a);

provided, that, this indemnity shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder or any underwriter in writing expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (B) such untrue statement or omission or alleged untrue statement or omission is corrected in an amendment or supplement to the Prospectus and having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such loss, liability, claim, damages or expense results. Any amounts advanced by the Company to an indemnified party pursuant to this Section 5 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

         (b) Each Holder shall agree, severally and not jointly, to indemnify and hold harmless the Company, each underwriter who participates in an offering of Registrable Securities and the other Holders and each of their respective directors, officers (including each officer of the Company who signed the Shelf Registration Statement), employees, trustees and agents and each Person, if any, who controls the Company, any underwriter or any other Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 5(a)(i) and (ii) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement.

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers served on such indemnified party, but failure to so notify an indemnifying party shall not relieve it of any liability which it may have to the indemnified party otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If an indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party, jointly with any other indemnifying party, may assume the defense of such action with counsel chosen by it and approved by the indemnified party or parties defendant in such action, provided, that, if any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party shall be entitled to conduct the defense of such indemnifying party and counsel for each indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnity provision agreement provided for in this
Section 5 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Holders, as incurred; provided, that, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, on the one hand, and the Holders, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Each of the Company and the Initial Purchaser agrees, and the Holders shall agree, that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 5(d), each director, officer, employee, trustee, agent and Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director, officer, employee, trustee and agent of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

         (e) The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities and from each underwriter named in any such underwriting agreement, severally and not jointly, to comply with the provisions of paragraphs (a) through (d) of this
Section 5.

         6. UNDERWRITTEN OFFERING. The Holders who desire to do so may sell Registrable Securities in an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by the Holders of a majority of the Registrable Securities to be included in such offering; provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company and (ii) the Company shall not be obligated to arrange for more than one underwritten offering during the Effectiveness Period. No Holder may participate in any underwritten offering contemplated hereby unless such Holder (a) agrees to sell such Holder's Registrable Securities in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 20% of the outstanding Registrable Securities are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders and shall reimburse the Company for the fees and disbursements of their counsel, their independent public accountants and any printing expenses incurred in connection with such underwritten offerings. Notwithstanding the foregoing or the provisions of Section 6(a) hereof, upon receipt of a request from the Managing Underwriter or a representative of Holders of a majority of the Registrable Securities outstanding to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Company in good faith has a valid business reason for such delay.

         The Company shall in connection with an underwritten offering in accordance with the provisions of this Section:

                 (a) The Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters administering an underwritten offering of Registrable Securities registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

                 (b) make such representations and warranties to the Holders and the underwriters in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings and covering matters, including, but not limited to, those set forth in the Purchase Agreement;

                 (c) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each Holder and the underwriters covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading);

                 (d) obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to the underwriters in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                 (e) deliver such documents and certificates as may be reasonably requested by any such Holders and the Managing Underwriters, including those to evidence compliance with Section 3(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

         7.      MISCELLANEOUS.

                 (a) Other Registration Rights. The Company may grant registration rights that would permit any Person that is a third party the right to include securities held by such Person on any Shelf Registration Statement, provided, that, if the Managing Underwriter, if any, of such offering delivers an opinion to the Holders that the total amount of securities which they and the holders of such registration rights intend to include in any Shelf Registration Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, the number or kind of securities to be offered for the account of holders of such registration rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the Managing Underwriter prior to any reduction in the amount of Registrable Securities to be included.

                 (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the express prior written consent of UBS Securities LLC.

                 (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand- delivery, first-class mail, telecopier, or air courier guaranteeing overnight delivery:

                          (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 7(c);

                          (2) if to the Initial Purchaser, initially at the address set forth in the Purchase Agreement;

                          (3) if to the Company, initially at its address set forth in the Purchase Agreement; and

                          (4) if to the Special Counsel, the address given by such Special Counsel to the Company in accordance with the provisions of this Section 7(c).

All such notices and communications shall be deemed to have been duly given when received.

         The Initial Purchaser, the Company and the Special Counsel by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

                 (e) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (f) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (g) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to any provisions relating to conflicts of laws.

                 (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                       Very truly yours,

                                       VERITAS SOFTWARE CORPORATION



                                       By: /s/ KEN LONCHAR
                                          --------------------------
                                          Name: Ken Lonchar
                                          Title: Vice President, Finance
                                                 CFO

           The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.


By:  UBS Securities LLC


By:
   --------------------------------
Name:
      -----------------------------
Title:
       ----------------------------

         Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                       Very truly yours,

                                       VERITAS SOFTWARE CORPORATION



                                       By:
                                          --------------------------
                                          Name: Ken Lonchar
                                          Title: Vice President, Finance
                                                 CFO

           The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.


By:  UBS Securities LLC


By: SIGNATURE ILLEGIBLE
   --------------------------------
Name: NAME ILLEGIBLE
      -----------------------------
Title:  Managing Director
       ----------------------------